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                                                                   EXHIBIT 10.6

                               RSA MANAGEMENT AND
                        CONSTRUCTION SERVICES AGREEMENT


       THIS Agreement ("Agreement") dated as of 5-1-96, is made by and among MERCURY, INC., a Louisiana corporation ("MLA") and MISSISSIPPI-1 TELEPHONE COMPANY, a Mississippi corporation ("MTC").

                                   WITNESSETH

       WHEREAS, MTC has been granted authority (the "Construction Permit") by the Federal Communications Commission (the "FCC") to construct a cellular communications system operating on Frequency Block A to serve the Mississippi 1-Tunica, RSA 493 (the "MS-1 System");

       WHEREAS, MTC has been granted authority (the "Operating License") by the FCC to operate a cellular communications system on Frequency Block A to serve the Mississippi 1-Tunica, RSA 493 (the "MS-1 System").

       WHEREAS, MTC desires to enter into an agreement for the construction, management and operation of the System, at all times subject to oversight, review, supervision and control by MTC;

       WHEREAS, MLA has developed extensive experience, resources and expertise pertinent to cellular system construction, management and operation and the provision of quality cellular service to the public; and

       WHEREAS, all of the foregoing and all of the agreements between the parties herein shall be subject to FCC and other regulatory approvals, if any, as required by law.

       NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed as follows:

                                   ARTICLE I.

                              Construction Service

       1.1    GENERAL

       (a) Subject to MTC's oversight and control, MLA shall manage and supervise: (i) the Initial Construction of the MTC System in accordance with the MTC System Design; and (ii) such Additional Construction as may be necessary to expand the System to satisfy the requirement of the FCC's rules and to meet
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              demand in the RSA in accordance with the System Design. MLA shall use its best efforts to devote such time and resources to construction of the MTC System as may reasonably be necessary for completion of construction of the Initial System within eighteen
              (18) months after grant of the Construction Permit ("Initial Construction Completion Date").

       1.2 DESIGN DEVELOPMENT AND SYSTEM CONSTRUCTION. MLA shall be responsible for the competent, businesslike and timely management and supervision of all activities integral to the construction of the System, including, but not limited to, the following:

       (i) reviewing the System Design proposed in the Applications, and, if MLA recommends modifying the System Design, developing for MTC's consideration and approval a new System Design, including, but not limited to, development of a cell configuration, formulation of a frequency plan, analysis of propagation characteristics, projection of the probable volume and location of demand, allocation of system capacity, and selection of control point, base station, and business office sites;

       (ii) negotiation as agent for MTC of such leases, options and contracts and the securing of such third party consents and agreements, including the entering into as agent for MTC of such purchase agreements, leases or contracts, as may be necessary to permit the full use of the control point, base station, and business office sites selected;

       (iii) securing as agent for MTC such zoning or other necessary governmental approvals as may be required to permit the use of the control point, base station, and business office sites selected and acquired;

       (iv) preparing proposed modifications to the Construction Permit and Operating License for MTC's review, prior approval and execution and, as agent for MTC, securing FCC approval of any FCC applications for such modifications filed by MTC, and securing as agent for MTC such FAA approvals as may be required for tower and antenna placements and heights;

       (v) preparation of control point, base station, and business office sites, including construction and/or modifications of radio towers and buildings, if needed, to house switching and base station equipment, construction and/or improvement of access roads, and installations of such security facilities as may be necessary to meet FCC, vendor and/or sound business requirements.

       (vi) installation of switching and base station equipment and such other facilities as may be necessary or appropriate for the operation of such equipment and
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              the System or, to the extent appropriate to or required by the
              System Design, the negotiation and execution, as agent for MTC, and subject to MTC's prior approval, of such agreements as are necessary' to obtain use of the joint or shared switching facilities of any other existing or planned cellular systems, provided that such planned system will become operational by such date as to allow the timely commencement of operations of the System; and

             (vii) the preparation and filing of any applications necessary to obtain the Operating License from the FCC.

       1.3 EQUIPMENT ACQUISITION. MLA shall be responsible for recommending an equipment vendor and, upon approval by MTC of such vendor and the terms and conditions of any vendor contract, acquire as agent for MTC such switching, base station and ancillary equipment as may be necessary or appropriate to the operation of the System in accordance with the System Design.

       1.4 INTERCONNECTION. MTC may direct and MLA shall be responsible for negotiating, as agent for MTC, with such local exchange telephone company or companies as MLA may deem appropriate, the terms and conditions by which the System will be interconnected to the local exchange switched telephone network and/or to the facilities of one or more interexchange common carriers, and shall supervise and manage such interconnections.

                                  ARTICLE II.

                            MANAGEMENT AND OPERATION

       2.1 GENERAL. Subject to MTC's oversight and control, MLA shall manage and supervise the daily operations of the System. To this end, MLA shall provide (i) administrative, customer service, accounting, insurance, purchasing, clerical and such other general services as may be necessary to the administration of the System; (ii) marketing, sales, advertising and such other promotional services as may be necessary in the marketing of the System; (iii) the development and implementation of mechanisms for collecting the amounts billed by the System which are not properly paid; (iv) the process of verifYing potential customer credit and defining deposit amounts when required; (v) the establishment of bank accounts as may be necessary to the operation of the System; and (vi) technical operations, engineering, and maintenance. MLA shall devote its best effort to operate and manage the System properly and efficiently. MLA shall be responsible for such additional activities integral to the operation of the System as follows:

       (i) subject to supervision by MTC, the hiring of personnel to manage and operate the System and to market the services of the System;
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       (ii)   the entering into, as agent for MTC of such agreements as may be necessary for the provision of services, supplies, office or other types of space, utilities, insurance, and the like;

       (iii) the development and implementation of promotional programs, including but not limited to the negotiation, as agent for MTC of resale arrangements;

       (iv) the preparation of proposals for expansion of the System or for such other capital improvements as may be necessary to comply with FCC rules or to meet market demand;

       (v) the entering into of such agreement with other cellular system operators, including but not limited to roaming and shared facilities agreements, as may be appropriate or advisable to the operation of the System.

       2.2 INSURANCE. During the term of this Agreement, MLA shall procure and maintain, at MTC's expense, property damage and liability insurance on the System with such coverage as are necessary to protect the System, workmen's compensation insurance and fidelity bond coverage. Insurance will afford protection in an amount agreed upon by the Parties.



                                  ARTICLE III.


                            BUDGETS AND EXPENDITURES


       3.1 GENERAL. In developing budgets, the Parties shall endeavor to assure that the System shall be of sufficient size and provide a service of sufficient quality to meet the demands of the RSA and to provide a viable competitive alternative to the wireline system serving or authorized to serve the RSA. However, the System shall be constructed and operated as cost-effectively as possible.

       3.2 CONSTRUCTION BUDGET. A budget for the construction of the System (the "Construction Budget") shall be prepared by MLA and submitted to MTC for approval within thirty (30) days from the Effective Date. MLA shall provide MTC with weekly reports on the status of construction and a comparison of expenditures versus amounts budgeted for the categories set out in the Construction Budget.

       3.3 OPERATIONS BUDGET. MLA shall submit to MTC an annual operations budget ("Operations Budget") by December 1 of each year for the immediately succeeding calendar year which shall itemize the projected expenditures and the anticipated net profit
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(as determined in accordance with generally accepted accounting principles) of the System. Such Operations Budget shall form the basis on which expenditures for the System shall be made.

                                  ARTICLE IV.


                                   AUTHORITY


       4.1 LIMITATIONS. In addition to those matters elsewhere listed in this Agreement for which MTC's prior approval is required, MLA shall not have authority, without prior approval by MTC, to undertake any of the following actions:

       (i) sell, trade or surrender the Construction Permit or Operating License or attempt to modify the Construction Permit or Operating License;

       (ii)   modify the Construction Budget or Operations Budget;

       (iii) enter into any joint venture, partnership or other agreement dealing with the System;

       (iv) grant a security interest in or hypothecate any of the assets of the System except such security interest as may reasonably be deemed necessary in the ordinary course of business;

       (v)    incur any debts not in the ordinary course of business;

       (vi) settle any legal action or litigation in the name of MTC or the System or brought by or against MTC or the System.

       MLA shall have authority with prior approval of MTC to undertake, and may undertake, any and all other action necessary or advisable to construct, manage and operate the System which are not prohibited by law or regulation, including the authority to act as agent for and on behalf of MTC in entering into contractual arrangement and before federal, state and local governmental authorities.


                                   ARTICLE V.

                                   PERSONNEL


       5.1 EMPLOYEES. Subject to MTC's supervision, MLA may employ and shall be responsible for recruiting, hiring, training, promotion and terminating any employees it
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deems necessary and appropriate to the construction, management and operation of the System, but shall be subject to the Construction Budget and Operations Budget.

       5.2 MMS AND MLA EMPLOYEES. MLA may elect to rely upon its own employees for the performance of services in constructing and operating the system to the extent, in their discretion, they deem necessary or advisable. Should MLA use its own personnel to perform services for the System, such services shall not be charged to the System separately and apart from the Management Fees provided for in Section 6.2 of this Agreement.

       5.3 INDEPENDENT CONTRACTORS. MLA may, at its discretion, engage Independent Contractors to perform any service necessary to construction, management and operation of the System. MLA shall be responsible for selecting and contracting on behalf of MTC or the System with any such Independent Contractors, but shall be subject to the Construction Budget and Operations Budget.



                                  ARTICLE VI.


                                  COMPENSATION


       6.1 REIMBURSEMENT. MTC shall reimburse MLA for all expenses reasonable incurred in the performance of its responsibilities under this Agreement ("Reimbursable Expenses"), including but not limited to, capital costs and the costs and expenditures of any Independent Contractors employed by MLA on MTC's behalf in fulfilling its construction, operating, or other responsibilities hereunder.

       6.2 MANAGEMENT FEE. MTC shall pay MLA a management fee ("Management Fee") for the performance of their responsibilities under this Agreement. The Management Fee shall be payable in advance at the beginning of each month and shall equal $15,000. This fee is subject to change quarterly based on operational analysis. All cost of services of MLA in providing management, supervisory and operational functions, with the exception of travel, lodging, long distance, postage and shipping expenses related to MTC, shall be included in the Management Fee and shall not be separately charged to MTC. Salaries of employees located in the MTC market will not be included in the Management Fee.

       6.3 STATEMENTS. MLA shall each provide to MTC, within fifteen (15) days after the close of each month during the term of this Agreement, a monthly invoice, supported by documentation satisfactory to MTC, setting forth in reasonable detail all expenses incurred by MLA on behalf of the System during that month, including all of MLA's Reimbursable Expenses (the "Monthly Invoice"). MTC shall remit payment of each Monthly Invoice within ten (10)
days of the date it receives such statement.
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                                  ARTICLE VII.


                             ACCOUNTING AND REPORTS


       7.1 BOOKS AND RECORDS. MLA shall each keep or cause to be kept accounts and complete books and records with respect to the aspects of the construction, management and operation of the System for which it is responsible, in accordance with generally accepted accounting principles consistently applied, showing all costs, expenditures, assets, and liabilities, and all other records necessary or convenient for recording the financial aspects of the construction, management and operation of the System.

       7.2 MONTHLY FINANCIAL STATEMENT. Within twenty (20) days after the end of each month and within thirty (30) days after the end of each fiscal year, MLA shall prepare or cause to be prepared and transmit to MTC unaudited financial statements, which all include a balance sheet, an income statement and such other information as MTC reasonably requires (the "Monthly and Annual Statements", respectively). The Monthly and Annual Financial Statements shall further provide reconciliations between the Construction Budget or Operations Budget, as applicable, and actual costs and revenues for the period covered by the statements and, in the case of the Monthly Statements, for the Year to date. MLA shall also provide at MTC's request any and all such additional statements or reports as may be necessary for MTC's oversight and control of System construction and operation.

       7.3 ACCESS TO BOOKS AND RECORDS. MTC shall have at all reasonable times during normal business hours access to and the right to photocopy the books and records maintained by MLA pursuant to Section 7.1 of this Agreement, which books, records and information shall be kept at the principal offices of MLA, as applicable.

                                 ARTICLE VIII.


                                      TERM


       8.1 TERMINATION. This Agreement shall continue for one (1) year, unless terminated as follows:

       (a) Any Party may terminate this agreement on thirty (30) days prior written notice to the other Parties.

       8.2 TERMINATION DUTIES. After receipt of written notice of termination, but prior to the effective date of such termination, MLA shall continue to perform under this Agreement unless specifically instructed to discontinue such performance. In any event, even if so instructed, MLA will nonetheless be entitled to reimbursement of Reimbursable Expenses and payment of Management Fees, if payable pursuant to Section 6.2 hereof, for
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the period ending on the effective date of termination. Fifteen (15) days prior to the effective date of expiration or termination of this Agreement, MLA shall relinquish to MTC or its designers possession and control of all property of the System, including but not limited to, all documents, data and records pertaining to the System. MLA and MTC shall commit to use their best efforts to assure a smooth transition in the event of termination.


                                  ARTICLE IX.


                                 MISCELLANEOUS


       9.1 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi.


       IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers on the dates indicated below to be effective as of 5-1-96.





                            MERCURY, INC.




                            By:     /s/ THOMAS G. HENNING
                                    -----------------------

                            It's:   Secretary
                                    -----------------------



                            MISSISSIPPI 1 TELEPHONE COMPANY



                            By:     /s/ MIKE CLARK
                                    -----------------------


                            It's:   Vice President
                                    -----------------------